UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2020

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

American Superconductor Corporation (the “Company”) and Inox Wind Limited (“Inox”) are parties to a supply contract, dated December 16, 2015 (as amended, the “Supply Contract”).  Pursuant to the terms of the Supply Contract, the Company has agreed to supply, and Inox has agreed to purchase, electric control systems (“ECS”) for use in Inox’s 2 megawatt doubly fed wind turbines. Under the Supply Contract, Inox must forecast future purchase orders of sets of ECS which become firm orders three months prior to shipment, and post irrevocable documentary letters of credit (“Approved L/Cs”) before the Company will ship such orders. Inox is currently delinquent on its obligation to post Approved L/Cs for sets of ECS that Inox forecasted to purchase under the terms of the Supply Contract.

On May 29, 2020, pursuant to Section 19.1 of the Supply Contract, the Company sent written notice (the “Default Notice”) to Inox notifying Inox of its default under Sections 3.4 and 3.5 of the Supply Contract due to Inox’s failure to post and maintain Approved L/Cs in the amount of €6.0 million for the payment of ECS that Inox is obligated to purchase under the terms of the Supply Contract, as described in Item 9B of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on June 2, 2020.  The Default Notice provided that if Inox fails to post and maintain Approved L/Cs in the amount of €6.0 million in accordance with the terms of the Supply Contract within the 90 (ninety) day cure period after receipt of the Default Notice, then the Company may terminate the Supply Contract by providing written notice of such termination to Inox.

On September 2, 2020, Inox delivered Approved L/Cs in the amount of €1.3 million for the payment of a portion of the ECS that Inox is obligated to purchase under the terms of the Supply Contract.

On September 11, 2020, the Company notified Inox that due to (i) the Company’s business relationship with Inox, and (ii) Inox’s delivery of Approved L/Cs in the amount of €1.3 million as described above, the Company will give Inox until October 5, 2020 to regain compliance with the terms of the Supply Contract by providing Approved L/Cs in the amount of €4.7 million for payment of the remaining ECS that Inox currently is obligated to purchase under the terms of the Supply Contract.

Except with respect to the additional time to regain compliance with the terms of the Supply Contract as described above, the Default Notice and the 90 (ninety) day cure period referred to therein remain valid and effective.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding any termination of the Supply Contract; and other statements containing the words and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of the Company’s common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: risks related to our ongoing relationship with Inox; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2020, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date:	September 16, 2020	By:	/S/ JOHN W. KOSIBA, JR.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer